UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2013

ZIPREALTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51002	94-3319956
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

2000 Powell Street, Suite 300 Emeryville, CA 94608
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 735-2600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

As reported on a Form 8-K filed on June 5, 2013, ZipRealty, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 30, 2013, at which time the Company’s stockholders approved, in an advisory “say-on-frequency” vote, a frequency of every one year for the holding of future stockholder advisory “say-on-pay” votes on executive compensation. As reported on an amendment to that Form 8-K filed on September 9, 2013, given the tightness of the say-on-frequency voting results between the frequencies of three years and one year, the stockholders’ overwhelming support for the Company’s executive compensation program in its say-on-pay-vote, and the strong preference of the Company’s Board of Directors (the “Board”) for an alignment of say-on-frequency voting with the Compensation Committee’s typical three-year review cycle for executive compensation, among other reasons, the Board initially decided to include a say-on-pay vote in its proxy materials every three years.

The Board values the views of the Company’s stockholders, and it has welcomed additional comments from stockholders on its position. Stockholders who have contacted the Board have expressed a strong interest in a frequency of every one year for say-on-pay voting. Accordingly, the Board has reconsidered its position, and it has determined to follow the voting results from Annual Meeting of Stockholders and to include a stockholder advisory vote on executive compensation in its proxy materials every year until the next required say-on-frequency vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated: September 20, 2013	By:	/s/ Samantha E. Harnett
Samantha E. Harnett
Senior Vice President of Business
Development, General Counsel and Secretary